EXHIBIT 21.1

HOLLYFRONTIER CORPORATION
SUBSIDIARIES OF REGISTRANT

                 State or Country of
    Name of Entity             Incorporation or Organization
    7037619 Canada Inc.    Canada
    Artesia PTU            Delaware
Artesia Renewable Diesel Company LLC        Delaware
    Black Eagle LLC        Delaware
    Cheyenne Logistics LLC (3)    Delaware
    Cheyenne Pipeline LLC (joint venture) (3)    Texas
Cheyenne Renewable Diesel Company LLC    Delaware
    Cushing Connect Pipeline & Terminal LLC (joint venture)    Delaware
Cushing Connect Terminal Holdings LLC (joint venture subsidiary)    Delaware
Cushing Connect Pipeline Holdings LLC (joint venture subsidiary)    Delaware
    Eagle Consolidation LLC    Delaware
    El Dorado Logistics LLC (3)    Delaware
    El Dorado Operating LLC (3)    Delaware
    El Dorado Osage LLC (3)    Delaware
    El Paso Operating LLC    Delaware
    Ethanol Management Company LLC    Delaware
    Frontier Aspen LLC (f/k/a HEP Casper SLC LLC) (3)    Delaware
    Frontier Pipeline LLC    Delaware
    Frontier Refining & Marketing LLC    Delaware
    HEP Cheyenne LLC (3)    Delaware
    HEP Cushing LLC (f/k/a HEP Cheyenne Shortline LLC) (3)    Delaware
    HEP El Dorado LLC (3)    Delaware
    HEP Fin-Tex/Trust-River, L.P. (3)    Texas
    HEP Logistics GP, L.L.C (3)    Delaware
    HEP Logistics Holdings, L.P.    Delaware
    HEP Mountain Home, L.L.C. (3)    Delaware
    HEP Navajo Southern, L.P. (3)    Delaware
    HEP Oklahoma LLC (3)    Delaware
    HEP Pipeline Assets, Limited Partnership (3)    Delaware
    HEP Pipeline GP, L.L.C. (3)    Delaware
    HEP Pipeline, L.L.C. (3)    Delaware
    HEP Refining Assets, L.P. (3)    Delaware
    HEP Refining GP, L.L.C. (3)    Delaware
    HEP Refining, L.L.C. (3)    Delaware
    HEP Tulsa LLC (3)        Delaware
    HEP UNEV Holdings LLC (3)    Delaware
    HEP UNEV Pipeline LLC (3)    Delaware
    HEP Woods Cross, L.L.C. (3)    Delaware
    Holly Energy Finance Corp. (3)    Delaware
    Holly Energy Holdings LLC (3)    Delaware
    Holly Energy Partners – Operating, L.P. (2), (3)    Delaware
    Holly Energy Partners, L.P. (2) (3)    Delaware
    Holly Energy Storage – Lovington LLC (3)    Delaware
    Holly Logistic Services, L.L.C.    Delaware
    Holly Logistics Limited LLC    Delaware
    Holly Petroleum, Inc.    Delaware
    Holly Realty, LLC        Delaware
    Holly Refining Communications, Inc.    Delaware
    HollyFrontier Asphalt Company LLC    Delaware
    HollyFrontier Cheyenne Refining LLC    Delaware
    HollyFrontier Cyprus Limited    Cyprus
    HollyFrontier El Dorado Refining LLC    Delaware
    HollyFrontier Holdings LLC    Delaware

    HollyFrontier LSP Brand Strategies LLC    Delaware
HollyFrontier LSP Europe B. V. (f/k/a Petro-Canada Lubricants Netherlands B.V.)    Netherlands
    HollyFrontier LSP Holdings LLC    Delaware
    HollyFrontier LSP Latin America Holdings LLC    Delaware
    HollyFrontier LSP Mexico S. de R.L. de C.V.    Mexico
    HollyFrontier LSP Services LLC    Delaware
    HollyFrontier LSP US Holdings LLC    Delaware
    HollyFrontier Luxembourg Holding Company    Luxembourg
    HollyFrontier Mexico Services S. de R.L. de C.V.    Mexico
    HollyFrontier Navajo Refining LLC    Delaware
    HollyFrontier Netherlands B.V.    Netherlands
    HollyFrontier Payroll Services, Inc.    Delaware
    HollyFrontier Refining & Marketing LLC    Delaware
HollyFrontier Renewables Holding Company LLC (f/k/a HollyFrontier Midstream Holding Company Inc.)    Delaware
HollyFrontier Renewables Marketing LLC    Delaware
    HollyFrontier Services LLC    Delaware
    HollyFrontier Transportation LLC    Delaware
    HollyFrontier Tulsa Refining LLC    Delaware
    HollyFrontier Woods Cross Refining LLC    Delaware
    Hollymarks, LLC        Delaware
    HRM Realty, LLC        Delaware
    Jia Shi Lubricants Trading (Shanghai) Co. Ltd.    China
    Lea Refining Company    Delaware
    Lovington-Artesia, L.L.C. (3)    Delaware
    Navajo Holdings, Inc.    New Mexico
    Navajo Pipeline Co., L.P. (1)    Delaware
    Navajo Pipeline GP, L.L.C.    Delaware
    Navajo Pipeline LP, L.L.C.    Delaware
    NWNAL LLC (3)        Delaware
    Osage Pipe Line Company, LLC (joint venture) (3)    Delaware
    Petro-Canada America Lubricants LLC    Delaware
    Petro-Canada Europe Lubricants Limited    U.K.
    Petro-Canada Lubricants Inc.    Canada
    Qingdao Sonneborn Refined Products Co., Ltd.    China
    Red Giant Oil Company LLC    Delaware
    Roadrunner Pipeline, L.L.C. (3)    Delaware
    SLC Pipeline LLC (f/k/a HEP SLC, LLC) (3)    Delaware
    Sonneborn do Brasil Reprecentacoes Comerciais LTDA    Brazil
    Sonneborn Refined Products B.V.    Netherlands
    Sonneborn US Holdings LLC    Delaware
    Sonneborn, LLC        Delaware
    UNEV Pipeline, LLC (joint venture) (3)    Delaware
    Wainoco Oil and Gas Company    Delaware
    Wainoco Resources, Inc.    Delaware
    Woods Cross Operating LLC (3)    Delaware

(1)Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.
(2)Holly Energy Partners, L.P. and Holly Energy Partners – Operating, L.P. also do business as Holly Energy Partners.
(3)Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.